Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

June 29, 2020

Duke Realty Corporation

Duke Realty Limited Partnership

600 East 96th Street, Suite 100

Indianapolis, IN 46240

Re: Duke Realty Limited Partnership – Registration Statement on Form S-3ASR (Registration Statement No. 333-224538-01), filed with the Securities and Exchange Commission on April 30, 2018

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership,” and, together with the Company, the “Duke Entities”), in connection with the Duke Entities’ filing of the above referenced shelf registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We are furnishing this opinion letter to you pursuant to Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K, in connection with the Operating Partnership’s issuance of $350,000,000 aggregate principal amount of 1.750% Senior Notes Due 2030 (the “Notes”), pursuant to the Company and the Operating Partnership’s prospectus, dated April 30, 2018, included in the Registration Statement (the “Base Prospectus”), the Operating Partnership’s preliminary prospectus supplement, dated and filed with the Commission on June 22, 2020 pursuant to Rule 424(b)(3) under the Act (the “Preliminary Prospectus Supplement”), and the Operating Partnership’s final prospectus supplement, dated June 22, 2020 and filed with the Commission on June 23, 2020 pursuant to Rule 424(b)(5) under the Act (the “Final Prospectus Supplement,” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplements,” and, collectively, the Base Prospectus and the Prospectus Supplements and the documents incorporated by reference therein, the “Prospectus”). The Notes are to be issued under the Eighteenth Supplemental Indenture, dated as of June 29, 2020 (the “Supplemental Indenture”), to the original Indenture, dated as of July 28, 2006 (as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”). The Notes are being issued and sold to the several underwriters (the “Underwriters”) named in the Terms Agreement, dated as of June 22, 2020 (including the terms of the related Underwriting Agreement, dated as

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June 29, 2020

of November 5, 2019, and attached as Annex A thereto and made a part thereof, the “Terms Agreement”), by and among the Operating Partnership, the Company and the Underwriters, named therein. The Terms Agreement, the Indenture and the Notes collectively are referred to herein as the “Transaction Documents.”

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Duke Entities, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Duke Entities and the organizational documents of the Duke Entities (in each case, as amended or restated), certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Duke Entities, certificates of public officials, the Registration Statement and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements documents and instruments entered into by the Duke Entities in connection with the issuance of the Notes, including, without limitation, the Transaction Documents, certificates and statements of responsible officers of the Duke Entities, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the Indiana Business Corporation Law, applicable provisions of the Constitution of the State of Indiana and reported judicial decisions interpreting such Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Transaction Documents, the laws of the State of New York and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances or regulations.

Based upon the foregoing, and subject, in all respects, to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

June 29, 2020

(1) Upon due execution of the Notes by the Operating Partnership, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery thereof against full payment therefor as provided in the Terms Agreement, the Notes will be validly issued and will constitute legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture, except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and the Prospectus, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement (or to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, as appropriate), and to the reference to this law firm under the caption “Legal Matters” in the Prospectus Supplements constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

[Signature appears on following page.]

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner

[Signature Page to the Exhibit 5.1 Legal Opinion]